EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                                  [LETTERHEAD]

To the board of Directors
TIX Corporation (Formerly cinema Ride, Inc)

We hereby consent to the use in the Registration Statement on Form SB-2 of our report dated March 14, 2005, relating to the consolidated financial statements of TIX Corporation and subsidiaries, which appears in such Registration Statement, as of December 31, 2004 and 2003 and for the years then ended filed with the Securities and Exchange Commission on April 15, 2005. We also consent to the reference to our firm under the captions "Experts".

                                                          "Weinberg & Co., P.A."
                                                    Certified Public Accountants

Boca Raton, Florida
July 20, 2005